UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2022

PZENA INVESTMENT MANAGEMENT, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-33761	20-8999751
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 Park Avenue New York, New York	10022
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (212) 355-1600

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.01 per share	PZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 – Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On July 26, 2022, Pzena Investment Management, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pzena Investment Management, LLC, a Delaware limited liability company (“Purchaser”), and Panda Merger Sub, LLC, a Delaware limited liability company and a wholly owned subsidiary of Purchaser (“Merger Sub”), providing for the merger of the Company with and into Merger Sub (the “Merger”), with Merger Sub surviving the Merger.

A special committee consisting solely of independent and disinterested members of the Company’s Board of Directors (the “Special Committee”) unanimously determined that the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of the Company and the holders of its Class A common stock, par value $0.01 per share (each, a “Class A Share”), and unanimously recommended that the Board of Directors of the Company (the “Board”) approve the Merger Agreement and that the Company’s stockholders vote for the adoption of the Merger Agreement. Based on the Special Committee’s recommendation, the Board determined that the transactions contemplated by the Merger Agreement, including the Merger, were fair to and in the best interests of the Company and the holders of its Class A Shares, and approved the Merger Agreement and resolved to recommend that the Company’s stockholders vote for the adoption of the Merger Agreement.

At the effective time of the Merger (“Effective Time”), (1) each Class A Share issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, will be converted into the right to receive $9.60 in cash, without interest (the “Merger Consideration”) and (2) each share of the Company’s Class B common stock, par value $0.000001 per share (each, a “Class B Share”), issued and outstanding immediately prior to the Effective Time, will be automatically cancelled and the holders thereof will not be entitled to receive the Merger Consideration.

Pursuant to the Merger Agreement, as of the Effective Time, (1) each stock option to purchase a Class A Share outstanding immediately prior to the Effective Time will fully vest and be converted into the right to receive the excess, if any, of the Merger Consideration over the per share exercise price, (2) each restricted Class A Share held by a non-employee director outstanding immediately prior to the Effective Time will fully vest and be entitled to receive the Merger Consideration, (3) each other restricted Class A Share that is outstanding immediately prior to the Effective Time will be converted into an economically equivalent award in the surviving corporation on substantially the same terms and conditions as such restricted share, (4) each phantom share corresponding to a Class A Share outstanding immediately prior to the Effective Time will be converted into a phantom share of the surviving corporation corresponding to its Class B units, with the same economic value and substantially the same terms and conditions as such phantom shares and (5) each deferred stock unit corresponding to a Class A Share held by a non-employee director will vest (to the extent unvested) and will be converted into the right to receive the Merger Consideration, with settlement to occur in accordance with the original election of such director.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders’ meeting that will be held on a date to be announced. The closing of the Merger is subject to the adoption of the Merger Agreement by the affirmative vote of the holders of (1) a majority of the total number of votes of Company common stock outstanding and (2) a majority of the outstanding Class A Shares not owned, directly or indirectly, by Purchaser, Merger Sub or any holder of Class B Shares (collectively, the “Company Stockholder Approvals”). Consummation of the Merger is also subject to certain other customary conditions, including the absence of any law, injunction or similar order that prohibits or makes illegal the consummation of the Merger; the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and receipt of the Irish Bank Approval and Ontario Securities Commission Clearance (each such term as defined in the Merger Agreement). Each party’s obligation to consummate the Merger is also subject to the accuracy of the other party’s representations and warranties contained in the Merger Agreement (subject to certain materiality standards) and the other party’s compliance with its covenants and agreements contained in the Merger Agreement in all material respects. Purchaser’s obligation to consummate the Merger is further subject to the absence of any effect that, individually or in the aggregate, has had a Company Material Adverse Effect (as defined in the Merger Agreement) that is continuing in effect or is reasonably likely to result in a Company Material Adverse Effect.

The Merger Agreement contains representations warranties of both parties and covenants of the parties relating to certain matters, including with respect to obtaining the Financing (as defined below) and seeking required governmental consents and approvals. In addition, during the period from the signing of the Merger Agreement to the Effective Time, the Company is subject to customary restrictions on its and its representatives’ ability to initiate, solicit or knowingly encourage alternative acquisition proposals from third parties, subject to customary exceptions. Under the Merger Agreement, the Company Board agreed, subject to customary exceptions, to recommend that its stockholders vote for the adoption of the Merger Agreement.

The Merger Agreement contains certain termination rights for the Company and Purchaser, including if the Merger is not consummated by January 26, 2023. Purchaser will be required to pay the Company a termination fee of $8 million if the Merger Agreement is terminated under certain circumstances relating to Purchaser’s failure to complete the Merger. The Merger Agreement provides that the termination fee would be used to fund a dividend to the holders of the Class A Shares.

In connection with entering into the Merger Agreement, Purchaser obtained debt financing via a debt commitment letter (the “Commitment Letter”), dated as of July 26, 2022, with JPMorgan Chase Bank, N.A. (the “Commitment Party”), pursuant to which, among other things, the Commitment Party has committed to provide Purchaser with a term loan facility in an aggregate principal amount of $200 million (the “Financing”), on the terms and subject to the conditions set forth in the Commitment Letter. The proceeds of the Financing will be used, among other things, to finance payment of the consideration payable in connection with the Merger, pay fees and expenses in connection with the transactions related thereto and for working capital and other general corporate purposes. The consummation of the Merger is not conditioned upon the Financing.

The Company does not intend to declare any future quarterly dividends on its common stock during the pendency of the Merger Agreement.

The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement, which is filed as Exhibit 2.1 hereto and incorporated herein by this reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Purchaser, or Merger Sub. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of the Company and Purchaser to each other in connection with the signing of the Merger Agreement or in filings by the Company with the United States Securities and Exchange Commission (the “SEC”). These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, the representations and warranties in the Merger Agreement were used for the purposes of allocating risk between the Company and Purchaser rather than establishing matters of fact. Accordingly, the representations and warranties in the Merger Agreement should not be relied on as characterization of the actual state of facts about the Company, Purchaser or Merger Sub.

Voting Agreement

Concurrently with the execution and delivery of the Merger Agreement, certain members of the Company’s management team (the “Management Stockholders”) entered into a Voting Agreement with the Company (the “Voting Agreement”). Pursuant to the Voting Agreement, the Management Stockholders have agreed to vote all shares of Company Common Stock owned by them in favor of the adoption of the Merger Agreement and the approval of the transactions contemplated thereby and against certain actions that would prevent, interfere with or delay the consummation of the Merger. As a result of the Voting Agreement, all outstanding Class B Shares will be voted in favor of the Merger, as a result of which a majority of the total number of votes of Company common stock outstanding will be voted to approve the adoption of the Merger Agreement. The Voting Agreement terminates upon the earlier of the Effective Time and the termination of the Merger Agreement in accordance with its terms.

The foregoing description of the Voting Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by this reference. The Voting Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company or the Management Stockholders. Moreover, the representations and warranties in the Voting Agreement were used for the purposes of allocating risk between the Company and the Management Stockholders rather than establishing matters of fact. Accordingly, the representations and warranties in the Voting Agreement should not be relied on as characterization of the actual state of facts about the Company or any of the Management Stockholders.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Document

2.1*	Agreement and Plan of Merger, dated as of July 26, 2022, by and among Pzena Investment Management, Inc., Pzena Investment Management, LLC and Panda Merger Sub, LLC.

10.1	Voting Agreement, dated as of July 26, 2022, by and among Pzena Investment Management, Inc. and each of the persons set forth on the signature pages thereto.

10.2	Senior Credit Facility Commitment Letter, dated as of July 26, 2022, by and between, JPMorgan Chase Bank, N.A. and Pzena Investment Management, LLC.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Schedules omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission upon request.

Forward-Looking Statements

Certain statements and information contained in this communication may be considered “forward-looking statements,” such as statements relating to management’s views with respect to future events and financial performance. Words or phrases such as “anticipate,” “believe,” “continue,” “ongoing,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project” or similar words or phrases, or the negatives of those words or phrases, may identify forward-looking statements, but the absence of these words does not necessarily mean that a statement is not forward-looking. Such forward-looking statements are subject to risks, uncertainties and other factors that could cause actual results to differ materially from historical experience or from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions in the markets in which Pzena operates; new federal or state governmental regulations; Pzena’s ability to effectively operate, integrate and leverage any past or future strategic initiatives; statements regarding the merger and related matters; the ability to meet expectations regarding the timing and completion of the merger; the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; the failure to obtain Pzena stockholder approval of the transaction or the failure to satisfy any of the other conditions to the completion of the transaction; risks relating to the financing required to complete the transaction; the effect of the announcement of the transaction on the ability of Pzena to retain and hire key personnel and maintain relationships with its customers, vendors and others with whom it does business, or on its operating results and businesses generally; risks associated with the disruption of management’s attention from ongoing business operations due to the transaction; significant transaction costs, fees, expenses and charges; the risk of litigation and/or regulatory actions related to the transaction; and other factors detailed in Pzena’s Annual Report on Form 10-K filed with the U.S. Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2021 and Pzena’s other filings with the SEC, which are available at http://www.sec.gov and on Pzena’s website at investors.pzena.com.

Additional Information and Where to Find It

In connection with the proposed merger transaction, Pzena will file with the SEC and furnish to Pzena’s stockholders a proxy statement and other relevant documents. This communication does not constitute a solicitation of any vote or approval. Pzena stockholders are urged to read the proxy statement when it becomes available and any other documents to be filed with the SEC in connection with the proposed merger or incorporated by reference in the proxy statement because they will contain important information about the proposed merger. Investors will be able to obtain a free copy of documents filed with the SEC at the SEC’s website at http://www.sec.gov. In addition, investors may obtain a free copy of the Company’s filings with the SEC from the investors section of Pzena’s website at https://www.pzena.com or by directing a request to: Pzena Investment Management, Inc., 320 Park Avenue, 8th Floor, New York, NY 10022, (212) 355-1600, info@pzena.com.

Participants in the Solicitation

Pzena, its directors and certain of its officers and employees, may be deemed to be participants in the solicitation of proxies from Pzena stockholders in connection with the proposed transaction. Information about the Company’s directors and executive officers is set forth in the Company’s definitive proxy statement for its 2022 annual meeting of stockholders filed with the SEC on April 4, 2022. To the extent the holdings of Pzena securities by Pzena’s directors and executive officers have changed since the amounts set forth in the proxy statement for its 2021 annual meeting of stockholders, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. These documents may be obtained free of charge at the SEC’s web site at www.sec.gov and on the Investor Relations page of Pzena’s website located at https://investors.pzena.com. Additional information regarding the interests of participants in the solicitation of proxies in connection with the proposed merger will be included in the proxy statement and other relevant materials Pzena may file with the SEC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Pzena Investment Management, Inc.

Date: July 28, 2022	By:	/s/ Richard S. Pzena
		Name:	Richard S. Pzena
		Title:	Chief Executive Officer